4,100,000 SHARES


                      MARSH & MCLENNAN COMPANIES, INC.

                  COMMON STOCK, PAR VALUE $1.00 PER SHARE
                           UNDERWRITING AGREEMENT




 April 5, 1999



                                             April 5, 1999



 Goldman, Sachs & Co.
   85 Broad Street
   New York, New York 10004

 Dear Sirs and Mesdames:

      Marsh & McLennan Companies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to you, as underwriter (the "UNDERWRITER") 4,100,000 shares of its Common Stock, par value $1.00 per share (the "SHARES"). The shares of Common Stock, par value $1.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares, which has become effective. The registration statement as amended at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus as supplemented by the prospectus supplement relating to the sale of the Shares by the Underwriters in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

     1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
      (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each subsidiary of the Company listed on Schedule A hereto, each a "SIGNIFICANT SUBSIDIARY," has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as described or incorporated by reference in or contemplated by the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for Class B Common Stock of Putnam Investments, Inc. are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such contraventions which, individually or in the aggregate, would not have a material adverse affect on the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of the transaction contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (j) There has not occurred any material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (k) To the knowledge of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (l) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

         (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (n) Except for the registration rights agreement dated March 12, 1997, as amended on March 27, 1997, by and among the Company and the stockholders of Johnson & Higgins (the "J&H AGREEMENT"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company all of the Shares at $73.555 a share (the "PURCHASE PRICE").

      The Company hereby agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
 (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) the granting of stock options or the issuance of restricted stock under the current employee benefit plans of the Company or (D) the issuance of shares of Common Stock by the Company in connection with acquisitions.

     3. Terms of Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public on the terms set forth in the Prospectus.

     4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on April 8, 1999, or at such other time on the same or such other date, not later than April 15, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriter's Obligations. The obligations of the Company to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall be effective on the Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission.

      The obligation of the Underwriter is subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

             (ii) there shall not have occurred any change, or any development involving a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in the first paragraph of this
      Section 5, in Section 5(a), and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

           The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriter shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated and is subsisting and in good standing under the laws of the State of Delaware;

             (ii) the Company has the corporate power and authority to conduct its business and own its properties, in each case as described in the Prospectus;

            (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof set forth in the Company's Registration Statements on Form 8-B, dated May 22, 1969, Form 8-A, dated September 21, 1987, as amended by Amendments on Form 8, dated September 18, 1990 and February 19, 1991 and Form 8-A dated October 10, 1997, taken together with the statements in the Prospectus under "Description of Capital Stock"; all such statements taken together have been reviewed by such counsel and, to the extent they constitute a summary of legal matters or documents referred to therein, they fairly present in all material respects the information called for with respect to such legal matters or documents;

             (iv) the Shares have been duly authorized and, when issued and delivered to the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the sale of such Shares will not be subject to any preemptive or similar rights of any stockholder of the Company arising under the Certificate of Incorporation, the By-Laws, Applicable Laws or any agreement filed as an exhibit to any of the Incorporated Documents;

              (v) this Agreement has been duly authorized, executed and delivered by the Company;

             (vi) no Governmental Approval is required for the registration of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, each in accordance with the terms of this Agreement, except such as have been made or obtained and except those which are not required to be obtained, made or taken prior to the date hereof;

            (vii) the Company is not required to be registered or regulated as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

           (viii) the statements in the Prospectus in the sections entitled "Plan of Distribution" and "Underwriter", to the extent that they relate to this Agreement, have been reviewed by such counsel and fairly summarize the provisions described in all material respects;

             (ix) (a) the Registration Statement and the Prospectus, in each case excluding the documents incorporated by reference therein, as of their respective effective or issue date, complied as to form in all material respects with the requirements of the Securities Act and (b) the documents incorporated by reference into the Registration Statement, as of their respective dates of filing with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (excluding in the case of both clause(a) and (b) the financial statements, financial statement schedules and other financial or statistical data included in the Registration Statement and the Prospectus, in each case including the documents incorporated by reference therein); and

              (x) such counsel shall state that no facts have come to their attention that have led them to believe that (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference in the Registration Statement or excluded therefrom or the exhibits thereto, as to which such counsel need not express a belief) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      For purposes of the foregoing opinion, the term "APPLICABLE LAWS" means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement (but without such counsel having made any special investigation concerning any other laws, rules or regulations), provided that the term "Applicable Laws" does not include (1) any federal or state securities or blue sky laws or (2) any anti-fraud laws. The term "GOVERNMENTAL AUTHORITIES" means any New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws and the term "GOVERNMENTAL APPROVAL" means any consent, approval, license, authorization or validation of or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

      In giving the opinions set forth in paragraphs (ix) and (x) above, such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and have made no independent check or verification thereof except as set forth in paragraphs (iii) and (viii).
 In addition, in giving the opinion set forth in paragraph (x) above, such counsel may state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company, accountants for the Company, the Underwriter and Underwriter's counsel discussing the Registration Statement and Prospectus and have reviewed, but did not participate in the preparation of, the documents incorporated by reference therein and discussed the business and affairs of the Company with officers and other representatives of the Company.

         (d) The Underwriter shall have received on the Closing Date an opinion of Gregory F. Van Gundy, general counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

             (ii) each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, except as described or incorporated by reference in or contemplated by the Prospectus, all the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and, except for Class B Common Stock of Putnam Investments Inc., are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, equities or claims;

            (iii) the performance by the Company of its obligations under this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in any violation of any order of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument required to be filed as an exhibit to a form under the Exchange Act pursuant to Item 601 of Regulation S-K, in each case to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for any such violations, breaches, conflicts or defaults which individually or in the aggregate would not have a material adverse affect on the Company and its subsidiaries taken as a whole;

             (iv) other than as set forth or contemplated or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of such counsel, overtly threatened to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is or may be subject which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

              (v) except for the J&H Agreement, such counsel does not know of any right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares by the Company; and

             (vi) the statements in or incorporated by reference into the Company's Annual Report on Form 10-K for the year ended
           December 31, 1998 under "Regulation", "Legal Proceedings" and "Certain Relationships and Related Transactions", insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents or proceedings.

      In rendering the opinions set forth in paragraph (d) above, such counsel may state that the opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States. In rendering the opinions described in paragraphs (c) and (d) above, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials or jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

         (e) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 5(c)(v), 5(c)(viii), 5(c)(ix) and 5(c)(x) above.

           With respect to Section 5(c)(ix) and 5(c)(x) above, Skadden, Arps, Slate, Meagher & Flom LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

           The opinion of Skadden, Arps, Slate, Meagher & Flom LLP described in Section 5(c) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

         (f) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP and Pricewaterhouse Coopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

     6. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

         (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Prospectus to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Exchange and the London Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) fees and disbursements of counsel for the Underwriters, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriter will pay all of its costs and expenses, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein and except, that with respect to any Preliminary Prospectus, such indemnity shall not insure to the benefit of the Underwriter (or the benefit of any person controlling the Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares that are the subject thereof from the Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus.

    (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
 Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 7(a); and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (f)  The indemnity and contribution provisions contained in this
 Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
 (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

    10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

    12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
                          Very truly yours,

                          Marsh & McLennan Companies, Inc.



                          By: /s/ Frank J. Borelli
                             ---------------------------------
                             Name:  Frank J. Borelli
                             Title: Senior Vice President and
                                    Chief Financial Officer

 Accepted as of the date hereof



 /s/ Goldman, Sachs & Co.
 -------------------------
 Goldman, Sachs & Co.



                                  Schedule A

    Significant Subsidiaries of Marsh & McLennan
 Companies, Inc.


     1.  J&H Marsh & McLennan, Inc.

     2.  Putnam Investments, Inc.

     3.  Mercer Consulting Group, Inc.